                                                                      EXHIBIT 11

                       ESTERLINE TECHNOLOGIES CORPORATION
           Computation of Basic and Diluted Earnings Per Common Share
   For the Three and Six Month Periods Ended April 29, 2005 and April 30, 2004
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                               Three Months Ended                  Six Months Ended
                                         -------------------------------    -------------------------------
                                           April 29,         April 30,        April 29,         April 30,
                                             2005              2004             2005              2004
                                         -------------    --------------    -------------    --------------
                                          (Restated)        (Restated)       (Restated)        (Restated)
Net Sales                                $     211,592    $      146,474    $     401,384    $      275,840
Gross Margin                                    68,538            48,584          126,638            87,176

Income From Continuing Operations               13,726             9,426           23,809             9,658
Income (Loss) From Discontinued
     Operations, Net of Tax                       (562)              960            6,965             1,134
                                         -------------    --------------    -------------    --------------

Net Earnings                             $      13,164    $       10,386    $      30,774    $       10,792
                                         =============    ==============    =============    ==============

Basic

Weighted Average Number of
     Shares Outstanding                         25,120            21,167           24,577            21,133
                                         =============    ==============    =============    ==============

Earnings (Loss) Per Share - Basic
     Continuing operations               $         .55    $          .45    $         .97    $          .46
     Discontinued operations                      (.03)              .04              .28               .05
                                         -------------    --------------    -------------    --------------

Earnings per share - basic               $         .52    $          .49    $        1.25    $          .51
                                         =============    ==============    =============    ==============

                       ESTERLINE TECHNOLOGIES CORPORATION
           Computation of Basic and Diluted Earnings Per Common Share
   For the Three and Six Month Periods Ended April 29, 2005 and April 30, 2004
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                       Three Months Ended                  Six Months Ended
                                                 -------------------------------    -------------------------------
                                                   April 29,         April 30,        April 29,         April 30,
                                                     2005              2004             2005              2004
                                                 -------------    --------------    -------------    --------------
                                                  (Restated)        (Restated)       (Restated)        (Restated)
Diluted

Weighted Average Number of
     Shares Outstanding                                 25,120            21,167           24,577            21,133

Net Shares Assumed to be Issued
     for Stock Options                                     364               328              376               333
                                                 -------------    --------------    -------------    --------------

Weighted Average Number of Shares
     and Equivalent Shares
     Outstanding - Diluted                              25,484            21,495           24,953            21,466
                                                 =============    ==============    =============    ==============

Earnings (Loss) Per Share - Diluted
     Continuing operations                       $         .54    $          .44    $         .95    $          .45
     Discontinued operations                              (.02)              .04              .28               .05
                                                 -------------    --------------    -------------    --------------

Earnings per share - diluted                     $         .52    $          .48    $        1.23    $          .50
                                                 =============    ==============    =============    ==============

                                        2